As filed with the Securities and Exchange Commission on December 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NewAmsterdam Pharma Company N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Tel: +31 (0) 35 206 2971

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

NewAmsterdam Pharma Corporation

20803 Biscayne Blvd, Suite #105

Aventura, FL 33180

Tel: +31 (0) 35 206 2971

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Brian K. Rosenzweig

Kerry S. Burke

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Tel: (212) 841-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-280687

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, NewAmsterdam Pharma Company N.V. (the “Registrant”), is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No.  333-280687) (the “Prior Registration Statement”), which the Registrant filed with the Commission on July 3, 2024 and which the Commission declared effective on July 12, 2024.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities registered for issuance by the Registrant by a proposed additional aggregate offering price of $78,975,000, which includes shares that may be sold by the Registrant in the event the underwriters exercise their option to purchase additional ordinary shares of the Registrant. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index below and filed herewith or incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following documents are filed as part of this registration statement on Form S-3:

Exhibit No.	Description

5.1	Opinion of NautaDutilh N.V.

5.2	Opinion of Covington & Burling LLP.

23.1	Consent of NautaDutilh N.V. (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.2 to this Registration Statement).

23.3	Consent of Deloitte Accountants B.V., independent registered public accounting firm of NewAmsterdam Pharma Company N.V.

24	Power of Attorney (incorporated by reference to Exhibit 24 to the Prior Registration Statement).

107	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Naarden, the Netherlands, on December 11, 2024.

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
	Name:	Dr. Michael Davidson
	Title:	Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Michael Davidson	Chief Executive Officer and Executive Director	December 11, 2024
Dr. Michael Davidson	(Principal Executive Officer)

/s/ Ian Somaiya	Chief Financial Officer	December 11, 2024
Ian Somaiya	(Principal Financial Officer)

*	Chief Accounting Officer	December 11, 2024
Louise Kooij	(Principal Accounting Officer)

*	Chairperson and Non-Executive Director	December 11, 2024
William H. Lewis

*	Chief Scientific Officer and Non-Executive Director	December 11, 2024
Dr. John Kastelein

/s/ Wouter Joustra	Non-Executive Director	December 11, 2024
Wouter Joustra

*	Non-Executive Director	December 11, 2024
Dr. Nicholas Downing

*	Non-Executive Director	December 11, 2024
Dr. James N. Topper

*	Non-Executive Director	December 11, 2024
Dr. Louis Lange

*	Non-Executive Director	December 11, 2024
John W. Smither

*	Non-Executive Director	December 11, 2024
Janneke van der Kamp

/s/ Mark C. McKenna	Non-Executive Director	December 11, 2024
Mark C. McKenna

*By:	/s/ Michael Davidson
Dr. Michael Davidson
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of NewAmsterdam Pharma Company N.V., has signed this registration statement in the United States, on December 11, 2024.

NewAmsterdam Pharma Corporation

By:	/s/ Michael Davidson
Name: Dr. Michael Davidson
Title: President